SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

September 7, 2001

THE ACKERLEY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10321	91-1043807

(Commission File Number)	IRS Employer Identification No.

1301 Fifth Avenue, Suite 4000
Seattle, Washington 98101
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (206) 624-2888

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 5. Other Events

     On September 7, 2001, we entered into an agreement for a $120.0 million credit facility with Credit Suisse First Boston, lead lender and administrative agent, and various other institutional lenders. The credit agreement provides for a $100 million term loan facility that terminates on August 31, 2006, and a $20.0 million revolving credit facility that terminates on August 31, 2004. We received $100.0 million in term loan proceeds which were applied as follows:

(1)	to retire the outstanding indebtedness of approximately $26.3 million under our previous credit facility;

(2)	as a deposit into an escrow account to make tax payments, when due, of approximately $45.0 million related to the sale of assets of our sports and entertainment business and $9.0 million as an interest payment on our 9% Senior Subordinated Notes due January 15, 2002;

(3)	to pay related fees and expenses; and

(4)	for working capital and other general corporate purposes.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial statements. Not applicable

(b)	Pro forma financial information. Not applicable

(c)	Exhibits. (99.1) Credit Agreement dated September 7, 2001 and Exhibits thereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2001	THE ACKERLEY GROUP, INC.

	By:	/s/ Kevin E. Hylton

Kevin E. Hylton Senior Vice President and Chief Financial Officer and Assistant Secretary